Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263820 and 333-260833) and Form S-8 (Nos. 333-282773, 333-253340 and 333-260834) of Expand Energy Corporation of our report dated February 22, 2024 relating to the financial statements of Southwestern Energy Company, which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 15, 2024